As filed with the Securities and Exchange Commission on December 29, 2004
            Post-Effective Amendment No. 1 To Registration Statement
                           On Form S-8 (No. 33-80995)


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            Cox Communications, Inc.
             (Exact name of registrant as specified in its charter)

             Delaware                                 58-2112281
  (State or other jurisdiction                      (I.R.S. Employer
of incorporation or organization)                  Identification No.)

      1400 Lake Hearn Drive, NE                           30319
         Atlanta, Georgia                               (Zip Code)
(Address of Principal Executive Offices)

                            COX COMMUNICATIONS, INC.
                           SAVINGS AND INVESTMENT PLAN
                              (Full title of plan)


                          DOW, LOHNES & ALBERTSON, PLLC
                                     Counsel
                         1200 New Hampshire Avenue, N.W.
                                    Suite 800
                             Washington, D.C. 20036
                     (Name and Address of agent for service)

                                 (202) 776-2000
                     (Telephone number of agent for service)

                          DEREGISTRATION OF SECURITIES

Cox Communications, Inc., a Delaware Corporation (the "Registrant"), filed with the Securities and Exchange Commission on December 29, 1995, a registration statement on Form S-8 (Registration No. 333-80995) (the "Registration Statement"), to which this Post-Effective Amendment No. 1 relates, for the purpose of registering an indeterminate amount of plan interest, which were originally registered for issuance pursuant to the Cox Communications, Inc. Savings and Investment Plan.

In accordance with an Agreement and Plan of Merger, dated as of October 19, 2004, by and among Cox Enterprises, Inc., a Delaware corporation ("CEI"), Cox Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of CEI ("Holdings"), CEI-M Corporation, a Delaware corporation and a wholly-owned subsidiary of Holdings ("CEI-M") and the Registrant, on December 8, 2004, the Registrant merged with CEI-M, with the Registrant as the surviving corporation (the "Merger").

As a result of the Merger, all shares of the Registrant's Class A common stock, $1.00 par value per share, have been cancelled. Accordingly, the Registrant hereby removes from registration, by means of this Post-Effective Amendment No. 1, any and all plan interest registered under the Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia on the 27th day of December, 2004.

                                        COX COMMUNICATIONS, INC.


                                        By: /s/James O. Robbins
                                           -----------------------------
                                            James O. Robbins
                                            President and
                                            Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to form S-8 to be signed by the following persons in the capacities and on the dates indicated.

Signature                                            Capacity                          Date

/s/James O. Robbins                         President and                        December 27, 2004
---------------------------                 Chief Executive Officer
   James O. Robbins                         (Principal Executive Officer)

/s/Jimmy W. Hayes                           Executive Vice President,            December 27, 2004
---------------------------                 Finance and Chief Financial
   Jimmy W. Hayes                           Officer  (Principal Financial
                                            Officer)

/s/William J. Fitzsimmons                   Vice President of Accounting         December 17, 2004
---------------------------                 and Financial Planning
   William J. Fitzsimmons                   (Principal Accounting Officer)

/s/James C. Kennedy                         Chairman of the Board of             December 27, 2004
---------------------------                 Directors
   James C. Kennedy

/s/G. Dennis Berry                          Director                             December 27, 2004
--------------------------
   G. Dennis Berry

/s/Janet M. Clarke                          Director                             December 17, 2004
--------------------------
   Janet M. Clarke

/s/Robert C. O'Leary                        Director                             December 27, 2004
--------------------------
   Robert C. O'Leary

/s/Rodney W. Schrock                        Director                             December 18, 2004
--------------------------
   Rodney W. Schrock

/s/Andrew J. Young                          Director                             December 27, 2004
--------------------------
   Andrew J. Young